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                                                                     EXHIBIT 4.5


                          THIRD SUPPLEMENTAL INDENTURE

                  THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of March 12, 2001, among Indiana Gaming Company, L.P. (the "Guaranteeing Subsidiary"), Argosy Gaming Company, a Delaware corporation (the "Company"), Argosy of Iowa, an Iowa corporation, Centroplex Centre Convention Hotel, L.L.C., a Louisiana limited liability company, Alton Gaming Company, an Illinois corporation, Argosy of Louisiana, Inc., a Louisiana corporation, Catfish Queen Partnership in Commendam, a Louisiana partnership, The Indiana Gaming Company, an Indiana corporation, Iowa Gaming Company, an Iowa corporation, Jazz Enterprises, Inc., a Louisiana corporation and The Missouri Gaming Company, a Missouri corporation, Belle of Sioux City, L.P., an Iowa limited partnership, Indiana Gaming II, L.P., an Indiana limited partnership and Indiana Gaming Holding Company, an Indiana corporation (collectively, the "Subsidiary Guarantors") and Bank One Trust Company, NA, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of June 8, 1999 as supplemented by a First Supplemental Indenture, dated as of February 8, 2001, as further supplemented by a Second Supplemental Indenture, dated as of March 12, 2001 (the "Indenture") providing for the issuance of an initial principal amount of $350,000,000 of 10 3/4% Senior Subordinated Notes due 2009 (the "Notes");

                  WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

                  (a) Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

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                        (i) the principal of and interest on the Notes will
                  be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                        (ii) in case of any extension of time of payment or
                  renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Subsidiary Guarantor under the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (g) As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
         Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in

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         the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

                  (h) The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  (i) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article 11 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Subsidiary Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

                  (j) Pursuant to Section 11.02 of the Indenture, the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to Article II of the Indenture shall be junior and subordinated to the Senior Indebtedness of such Subsidiary Guarantor on the same basis as the Notes are junior and subordinated to the Senior Indebtedness of the Company.

                  3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                  (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

                  (i) subject to Sections 11.05 and 11.06 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered

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to the Trustee and satisfactory in form to the Trustee, of the Subsidiary
Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                 (c) Except as set forth in Articles 4 and 5 and Section 11.05 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

                  5.   RELEASES.

                  (a) In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.15 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.15 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

                  (b) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in Article 11 of the Indenture.

                  6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for

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any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                  7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.



                            (SIGNATURE PAGE FOLLOWS)

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                  IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  March 12, 2001
                                       INDIANA GAMING COMPANY, L.P.

                                       By: THE INDIANA GAMING COMPANY
                                           its General Partner


                                            By: /s/ Dale R. Black
                                               ---------------------------------
                                               Dale R. Black
                                               Treasurer

                                       ARGOSY GAMING COMPANY


                                       By: /s/ Dale R. Black
                                          --------------------------------------
                                          Dale R. Black
                                          Senior Vice President and
                                          Chief Financial Officer


                                       ARGOSY OF IOWA, INC.


                                       By: /s/ Dale R. Black
                                          --------------------------------------
                                          Dale R. Black
                                          Treasurer

                                       CENTROPLEX CENTRE CONVENTION HOTEL,
                                        L.L.C.


                                       By: Arogsy Gaming Company
                                           its Sole Member


                                           By: /s/ Dale R. Black
                                              ----------------------------------
                                              Dale R. Black
                                              Senior Vice President and
                                              Chief Financial Officer

                                       ALTON GAMING COMPANY


                                       By: /s/ Dale R. Black
                                          --------------------------------------
                                          Dale R. Black
                                          Treasurer

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                                       ARGOSY OF LOUISIANA, INC.


                                       By: /s/ Dale R. Black
                                          --------------------------------------
                                          Dale R. Black
                                          Treasurer

                                       CATFISH QUEEN PARTNERSHIP IN COMMENDAM

                                       By: ARGOSY OF LOUISIANA, INC.
                                           its General Partner


                                            By: /s/ Dale R. Black
                                               ---------------------------------
                                               Dale R. Black
                                               Treasurer

                                       THE INDIANA GAMING COMPANY


                                       By: /s/ Dale R. Black
                                          --------------------------------------
                                          Dale R. Black
                                          Treasurer

                                       IOWA GAMING COMPANY


                                       By: /s/ Dale R. Black
                                          --------------------------------------
                                          Dale R. Black
                                          Treasurer

                                       JAZZ ENTERPRISES, INC.


                                       By: /s/ Dale R. Black
                                          --------------------------------------
                                          Dale R. Black
                                          Treasurer

                                       THE MISSOURI GAMING COMPANY


                                       By: /s/ Dale R. Black
                                          --------------------------------------
                                          Dale R. Black
                                          Treasurer

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                                       BELLE OF SIOUX CITY, L.P.

                                       By: IOWA GAMING COMPANY
                                           its General Partner


                                           By: /s/ Dale R. Black
                                              ----------------------------------
                                              Dale R. Black
                                              Treasurer

                                       INDIANA GAMING II, L.P.

                                       By: INDIANA GAMING HOLDING COMPANY
                                           its General Partner


                                           By: /s/ Dale R. Black
                                              ----------------------------------
                                              Dale R. Black
                                              Treasurer

                                       INDIANA GAMING HOLDING COMPANY


                                           By: /s/ Dale R. Black
                                              ----------------------------------
                                              Dale R. Black
                                              Treasurer

                                       BANK ONE TRUST COMPANY, NA
                                        as Trustee


                                       By: /s/ David Knox
                                           -------------------------------------
                                           Authorized Signator

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